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Exhibit 10.11

ACKNOWLEDGMENT AND AMENDMENT AGREEMENT
(Amendment No. 3)

        This ACKNOWLEDGMENT AND AMENDMENT AGREEMENT (this "Agreement") is dated as of April 5, 2002, is by and among PG&E NATIONAL ENERGY GROUP, INC. ("NEG"), GENHOLDINGS I, LLC ("Borrower"), SOCIETE GENERALE, as Administrative Agent, and THE BANKS AND LENDER GROUPS PARTY HERETO, and relates to (1) the Amended and Restated Credit Agreement, dated as of March 15, 2002 (the "Credit Agreement"), by and among Borrower, Société Générale, as Administrative Agent and a Lead Arranger, Citibank, N.A., as Syndication Agent and a Lead Arranger, the other agents and arrangers listed on the signature pages thereto, JPMorgan Chase Bank, as issuer of the Letters of Credit thereunder, the financial institutions party thereto from time to time as Banks, the persons party thereto from time to time as CP Conduits, the financial institutions party thereto from time to time as Related Banks and the persons party thereto from time to time as Lender Group Agents; and (2) the Amended and Restated Guarantee and Agreement (GenHoldings I, LLC), dated as of March 15, 2002 (the "NEG Equity Guaranty"), by NEG in favor of Société Générale, as Administrative Agent. Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Credit Agreement.

RECITALS

        WHEREAS, the parties hereto wish to acknowledge certain events that have occurred under, and make certain amendments to, the Credit Agreement and the NEG Equity Guaranty;

        NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

        Section 1.    Acknowledgments.    The parties hereto acknowledge the following as of the date hereof and before giving effect to the amendments set forth in Section 2 hereof:

          1.1    The aggregate amount of Incremental Commitments is equal to $385,000,000 (the "Current Incremental Commitments").

          1.2    The Initial Committed Dollar Amounts are being increased by the Current Incremental Commitments as follows:

            (a)  The Initial Committed Construction Loan Dollar Amount is being increased to $1,290,232,558.13;

            (b)  The Initial Committed Working Capital/Project LC Loan Dollar Amount is being increased to $108,651,162.78; and

            (c)  The Initial Committed DSR LC Dollar Amount is being increased to $61,116,279.09.

          1.3    $117,142,376 of the Current Incremental Commitments is being used to decrease the Supplemental Equity Commitments as contemplated by Section 3.15.4(d) of the Credit Agreement and, after giving effect to such reduction, the amount of the Supplemental Equity Commitments is equal to zero.

          1.4    The Fourth Project Funding Equity Commitments contemplated by the amendments set forth in Section 2 hereof constitute Permitted Additional Equity as described in clause (a) of the definition thereof and, after giving effect to such Permitted Additional Equity and the Current Incremental Commitments, Borrower will have satisfied the condition precedent set forth in Section 3.2.11 of the Credit Agreement, notwithstanding that the total of such Permitted Additional Equity and the Current Incremental Commitments is $577,097,642 instead of $625,000,000.

        Section 2.    Amendments.

          2.1    Credit Agreement Amendments.    The parties hereto agree that the Credit Agreement is hereby amended as follows:

            (a)  Section 2.3.6(b)(iii) of the Credit Agreement is deleted in its entirety.

            (b)  The following Section 3.3.12 is added to the Credit Agreement after Section 3.3.11thereof:

            "3.3.12 Debt to Capitalization Ratio. After giving effect to such Credit Event and any Equity Contributions made on the Credit Event Date, the Debt to Capitalization Ratio shall not exceed (a) at any time prior to December 31, 2002, the Maximum Debt to Capitalization Ratio, and (b) at any time on or after December 31, 2002, (i) if no Pre-Last Completion Date Project Release has occurred, the Adjusted Maximum Debt to Capitalization Ratio, or (ii) if a Pre-Last Completion Date Project Release has occurred, the Maximum Debt to Capitalization Ratio."

            (c)  The phrase ", plus any Permitted Additional Equity that Borrower has elected in its sole discretion to provide pursuant to Section 3.2.11" is deleted from Sections 3.15.1(a) and 3.15.3(a) of the Credit Agreement.

            (d)  The following sentence is added to the end of Section 3.10.4 of the Credit Agreement:

    "Any Equity Contribution True-Up Reimbursement made on the date of a Pre-Last Completion Date Project Release in respect of (x) Equity Contributions made or caused to be made by Borrower pursuant to the proviso contained in Section 3.15.1(a)(i) and/or (y) Equity Contributions made by NEG pursuant to Section 2.01(c) of the NEG Equity Guaranty shall not exceed (x) the aggregate of all Equity Contributions made on or prior to such date (less all In Kind Equity Payments) less (y) the Total Equity Commitment after giving effect to the reduction therein on such date pursuant to Section 3.15.3(c) ."

            (e)  Clause (i) of Section 3.15.3(a) of the Credit Agreement is replaced in its entirety with "(i) $1,000,000,000 plus the aggregate of the Fourth Project Funding Equity Commitments, as the Fourth Project Funding Equity Commitments may be reduced from time to time in accordance with Sections 3.15.4 and 9.17, and".

            (f)    Section 3.15.3(c) of the Credit Agreement is replaced in its entirety with the following:

            "(c) In connection with the transfer by Borrower of 100% of its direct and indirect interests in any Approved Project Company in accordance with Section 6.4, the Total Equity Commitment shall be reduced by the sum of (i) the unused Allocated Portion of the Total Equity Commitment for the Approved Project being transferred and (ii) an amount of the Fourth Project Funding Equity Commitments for the other Approved Projects such that, after giving effect to such reduction, the condition precedent set forth in Section 6.4(a)(iv) is satisfied."

            (g)  Section 3.15.4(d) of the Credit Agreement is replaced in its entirety with the following:

    "(d) the portion of the New Incremental Commitments provided on or prior such date and allocated to the Total Construction Loan Commitment less the aggregate increase in the Project Costs for all Approved Projects resulting from the New Incremental Commitments provided on or prior to such date (up to a maximum of the aggregate of the original Fourth Project Funding Equity Commitments for all then Approved Projects), plus".

            (h)  The last sentence of Section 9.17 of the Credit Agreement is replaced in its entirety by the following:

    "The portion of any New Incremental Commitments provided pursuant to this Section 9.17 and allocated to the Total Construction Loan Commitment (less the aggregate increase in the Project Costs for all Approved Projects resulted from such New Incremental Commitments) shall first be used to reduce the Available Equity Commitment up to the aggregate of the original Fourth Project Funding Equity Commitments as contemplated by Section 3.15.4."

            (i)    The term "Supplemental Equity Commitments" in clause (d)(ii) of the definition of Allocated Portion in Exhibit A to the Credit Agreement is replaced by the term "Fourth Project Funding Equity Commitments".

            (j)    Clause (ii) of the proviso to Section 5.1.1(a) of the Credit Agreement is replaced in its entirety with the following:

    "(ii) Borrower may use the proceeds of Construction Loans borrowed on the Last Completion Date or, in the case of the following clause (A), on the date on which any Pre-Last Completion Date Project Release occurs, (A) first, to make payments to NEG in respect of (x) Equity Contributions made or caused to be made by Borrower with respect to an Approved Project pursuant to Section 3.15.1(a)and/or (y) Equity Contributions made by NEG pursuant to Section 2.01(c) of the NEG Equity Guaranty, and (B) thereafter, to reimburse NEG for payments made under the NEG EPC Guaranties to pay Project Costs for Approved Projects, so long as, in each case, the conditions precedent set forth in Section 3.10 are satisfied as of the date on which such Construction Loans are made".

            (k)  The reference to "Section 3.15.2(b)" in Section 7.2.4 of the Credit Agreement is changed to "Section 3.15.1(b)".

            (l)    The date "April 30, 2002" in the third line of Section 9.17 of the Credit Agreement is changed to "December 31, 2002".

            (m)  The following sentence is added to the end of Section 9.17:

    "Nothing in this Section 9.17 shall limit the ability of any Bank or Lender Group Member to transfer its Commitments and Loans in accordance with Section 9.14."

            (n)  The definition of Supplemental Equity Commitments is deleted in its entirety from Exhibit A to the Credit Agreement.

            (o)  The following definition of Adjusted Maximum Debt to Capitalization Ratio is added to Exhibit A to the Credit Agreement in the appropriate alphabetical order:

            "Adjusted Maximum Debt to Capitalization Ratio" means the lowest of (a) the Debt to Capitalization Ratio shown in the calculations most recently delivered pursuant to Section 3.1.12 or 3.2.20 of this Agreement, (b) 0.60 to 1.0 and (c) the quotient of (x) the Total Construction Loan Commitment divided by (y) the Total Construction Loan Commitment plus the Total Equity Commitment."

            (p)  The following definition of Fourth Project Funding Equity Commitment is added to Exhibit A to the Credit Agreement in the appropriate alphabetical order:

            "Fourth Project Funding Equity Commitment" means, (i) with respect to the Millennium Project, $19,209,764.20, (ii) with respect to the Athens Project, $55,708,316.18, (iii) with respect to the Covert Project, $57,629,292.60, (iv) with respect to the Harquahala Project, $59,550,269.02, and (v) with respect to any Substitute Project, the Fourth Project Funding Equity Commitment for the Initial Project replaced by such Substitute Project.

            (q)  The following definition of New Incremental Commitments is added to Exhibit A to the Credit Agreement in the appropriate alphabetical order:

            "New Incremental Commitments" means all Incremental Commitments provided after April 5, 2002.

            (r)  The following definition of Pre-Last Completion Date Project Release is added to Exhibit A to the Credit Agreement in the appropriate alphabetical order:

            "Pre-Last Completion Date Project Release" means any transfer by Borrower of 100% of its direct and indirect interests in any Approved Project Company in accordance with Section 6.4 of this Agreement that occurs prior to the Last Completion Date.

          2.2    NEG Confirmation.    NEG hereby confirms that the Available Equity Commitment under the NEG Equity Guaranty includes the Fourth Project Funding Equity Commitments, as the Fourth Project Funding Equity Commitments may be reduced from time to time in accordance with Sections 3.15.4 and 9.17 of the Credit Agreement.

        Section 3.    Miscellaneous.

          3.1    Effectiveness.    This Agreement shall become effective when signed by NEG, Borrower and the Majority Banks.

          3.2    Amendments Limited Precisely as Written.    The amendments set forth herein are limited precisely as written and shall not be deemed to be amendments of, or consents or waivers to, any other term or condition in the Credit Agreement or any of the documents referred to herein or therein.

          3.3    Confirmation.    Except as expressly amended by this Agreement, all terms and conditions contained in the Credit Agreement are hereby ratified and shall be and remain in full force and effect. Reference to the Credit Agreement in any Credit Document, or in any certificate or other instrument delivered thereunder, shall mean the Credit Agreement as amended by this Agreement.

          3.4    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          3.5    Governing Law.    This Agreement shall be governed by, and construed under, the laws of the State of New York, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

SIGNATURE PAGES OMITTED

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  Exhibit 10.11